Legal Name of Subsidiary Jurisdiction of Organisation ArFinco SA France Carlton Commodities 2004 LLP United Kingdom Eagle Energy Brokers, LLC United States Global Metals Network Limited Hong Kong HPC Investment Services Limited United Kingdom HPC Tel Aviv Ltd Israel I.L.S. Brokers Ltd. Israel Marex Australia Pty Ltd Australia Marex Brazil Financial Holding Ltda. Brazil Marex Brazil Serviços de Consultoria Ltda. Brazil Marex Capital Markets Inc. United States Marex Client Services Inc. United States Marex Derivative Products Inc. United States Marex European Holdings Limited Ireland Marex Financial United Kingdom Marex Financial Services Hong Kong Limited Hong Kong Marex France SAS France Marex Fund S.A. SICAV-RAIF Luxembourg Marex HK Asia Limited Hong Kong Marex Hong Kong Limited Hong Kong Marex MENA Limited United Arab Emirates Marex Netherlands B.V. Netherlands Marex North America Holdings Inc. United States Marex NZ Limited New Zealand Marex Prime Services Limited United Kingdom Marex Professional Trading Services Inc. United States Marex Puerto Rico LLC Puerto Rico Marex SA France Marex Securities Products Inc. United States Marex Services Inc. United States Marex Spectron Asia Pte. Ltd. Singapore Marex Spectron Europe Limited Ireland Subsidiaries of the Registrant

Marex Spectron International Limited United Kingdom Marex Spectron USA, LLC United States Marex Trading International Limited United Kingdom OTCex LLC United States Pinnacle Fuel LLC United States Spectron Energy (Asia) Pte Ltd Singapore Spectron Energy Inc. United States Spectron Services Limited United Kingdom Starsupply Petroleum Europe B.V. Netherlands Tangent Trading Holdings Limited United Kingdom Tangent Trading Limited United Kingdom Volcap Trading Partners France SAS France Volcap Trading Partners Limited United Kingdom X-Change Financial Access, LLC United States Xeram and Company (Asia) Limited Hong Kong Xeram Asia Limited Hong Kong Xeram CEEMA Limited Cyprus Xeram Holdings Limited Bermuda Xeram International Holdings Limited United Kingdom Xeram Services Limited United Kingdom